                                                                    Exhibit 99.2

                          DEL GLOBAL TECHNOLOGIES CORP.
                             11550 West King Street
                             Franklin Park, IL 60131

                        NOTICE OF CHANGE OF RIGHTS AGENT

To:  Holders of Rights to  Purchase  Common  Stock of Del Global  Technologies
Corp.

            Reference  is made to that  certain  Rights  Agreement,  dated as of
January 22, 2007 (the  "Agreement"),  between the Del Global  Technologies Corp.
(the  "Company") and Mellon Investor  Services LLC  ("Mellon").  Pursuant to the
Section 21 of the  Agreement,  you are hereby advised that  Continental  Stock &
Trust  Company  has been  appointed  to act as Rights  Agent (as  defined in the
Agreement)  effective  as of July 27,  2007,  vested with such  rights,  powers, duties,  and  responsibilities  as if originally named as Rights Agent to act as rights agent for the Company in  accordance  with the terms and  conditions  set forth in the Rights Agreement. Effective as of that same date, Mellon will cease to act as Rights Agent under the terms of the Agreement.

Dated:  June 27, 2007

                                         DEL GLOBAL TECHNOLOGIES CORP.

                                         By: /s/ Mark A. Zorko
                                             -----------------------------------
                                             Name:  Mark A. Zorko
                                             Title: Chief Financial Officer